Exhibit 4.2

THE REGISTERED HOLDER OF THIS UNDERWRITER WARRANT BY ITS ACCEPTANCE HEREOF, AGREES THAT IT WILL NOT SELL, TRANSFER OR ASSIGN THIS UNDERWRITER WARRANT EXCEPT AS HEREIN PROVIDED AND THE REGISTERED HOLDER OF THIS UNDERWRITER WARRANT AGREES THAT IT WILL NOT SELL, TRANSFER, ASSIGN, PLEDGE OR HYPOTHECATE THIS UNDERWRITER WARRANT OR CAUSE IT TO BE THE SUBJECT OF ANY HEDGING, SHORT SALE, DERIVATIVE, PUT, OR CALL TRANSACTION THAT WOULD RESULT IN THE EFFECTIVE ECONOMIC DISPOSITION OF THE UNDERWRITER WARRANT BY ANY PERSON FOR A PERIOD BEGINNING FROM THE EFFECTIVENESS OF THE REGISTRATION STATEMENT (DEFINED BELOW) UNTIL 180 DAYS AFTER THE EFFECTIVE DATE OF THE OFFERING (DEFINED BELOW) TO ANYONE OTHER THAN (I) NETWORK 1 FINANCIAL SECURITIES, INC. (“NETWORK 1”) OR AN UNDERWRITER OR A SELECTED DEALER IN CONNECTION WITH THE OFFERING, OR (II) A BONA FIDE OFFICER OR PARTNER OF NETWORK 1 OR OF ANY SUCH UNDERWRITER OR SELECTED DEALER AND IN ACCORDANCE WITH FINRA RULE 5110(E)(2).

UNDERWRITER WARRANT

Warrant Certificate No: ___

Original Issue Date: ___

For the Purchase of

___ Ordinary Shares

of

CN ENERGY GROUP. INC.

1.             Underwriter Warrant.

THIS CERTIFIES THAT, for value received, Network 1 Financial Securities, Inc. or its registered assigns (the “Holder” or “Network 1”), as registered owner of this Warrant issued by CN Energy Group. Inc., a British Virgin Islands company (the “Company”), is entitled, at any time or from time to time from __________, 2020 (the “Commencement Date”), the effective date of the offering (the “Offering”), as set forth in the Company’s registration statement on Form F-1 (No. 333-239659) (the “Registration Statement”), until at or before 5:00 p.m., Eastern Time, __________, 2025 (the five-year anniversary of the Commencement Date) (the “Expiration Date”) but not thereafter, to subscribe for, purchase and receive, in whole or in part, up to __________ (__________)1 ordinary shares (the “Shares”), no par value per share of the Company (the “Company Ordinary Shares”). If the Expiration Date is a day on which banking institutions are authorized by law to close, then this Underwriter Warrant may be exercised on the next succeeding day which is not such a day in accordance with the terms herein. During the period ending on the Expiration Date, the Company agrees not to take any action that would terminate this Warrant. This Warrant is initially exercisable at $__________ per Share (120% of the public offering price per Company Ordinary Share at the effective date of the Offering) so purchased; provided, however, that upon the occurrence of any of the events specified in Section 6 hereof, the rights granted by this Warrant, including the exercise price per share and the number of Shares to be received upon such exercise, shall be adjusted as therein specified. The term “Exercise Price” shall mean the initial exercise price or the adjusted exercise price, depending on the context.

2.             Exercise.

2.1           Exercise Form. In order to exercise this Warrant, the exercise form attached hereto must be duly executed and completed and delivered to the Company, together with this Warrant and payment of the aggregate Exercise Price for the Shares being purchased payable in cash or by certified check or official bank check. If the subscription rights represented hereby shall not be exercised at or before 5:00 p.m., Eastern Time, on the Expiration Date, this Warrant shall become and be void without further force or effect, and all rights represented hereby shall cease and expire.

1 5% of the total number of Ordinary Shares being sold in the offering, excluding any-over allotment shares.

2.2            Legend. Each certificate for the Shares purchased under this Warrant shall bear a legend as follows unless such securities have been registered under the Securities Act of 1933, as amended (“Act”):

“The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (“Act”) or applicable state law. The securities may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act, or pursuant to an exemption from registration under the Act and applicable state law.”

2.3            Cashless Exercise.

2.3.1        Determination of Amount. In lieu of the payment of the Exercise Price multiplied by the number of Shares for which this Warrant is exercisable in the manner required by Section 2.1, the Holder shall have the right (but not the obligation) to convert any exercisable but unexercised portion of this Warrant into Shares (“Cashless Exercise Right”). Upon a “cashless exercise”, the Holder shall surrender this Warrant to the Company, together with a duly executed facsimile copy or a PDF copy submitted by e-mail (or e-mail attachment) of an election of purchase (the “Election to Purchase”), and the Company shall issue to the Holder the number of Shares determined as follows:

X = Y (A-B)/A

where:

X      =      The number of Shares to be issued to the Holder.

Y      =      The number of Shares with respect to which this Warrant is being exercised.

A      =      The fair market value of one Share.

B      =      The Exercise Price.

For purposes of this Section 2.3, the fair market value of one Share shall be determined by the first of the following clauses that applies:

(i)             if the Company Ordinary Shares are traded on a national securities exchange, the fair market value shall be the last sale price on the trading day immediately prior to the date of exercise or, if no sale of the Company Ordinary Shares took place on the trading day immediately prior to the Date of Exercise, then the fair market value shall be the last sale price on the most recent day prior to the Date of Exercise on which trades were made and reported;

(ii)            if the Company Ordinary Shares are quoted over-the-counter, the fair market value shall be deemed to be the last sale price on the trading day immediately prior to the Date of Exercise or, if no sale of the Company Ordinary Shares took place on the trading day immediately prior to the Date of Exercise, then the fair market value shall be the last sale price on the most recent day prior to the Date of Exercise on which trades were made and reported; or

(iii)           if there is no active public market for the Company Ordinary Shares, the fair market value thereof shall be determined in good faith by the Company’s Board of Directors (the “Board”).

For purposes of Rule 144 of the Act, it is intended, understood and acknowledged that the Shares issued in a cashless exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Shares shall be deemed to have been commenced, on the Issuance Date.

2.3.2        Mechanics of Cashless Exercise. The Cashless Exercise Right may be exercised by the Holder on any business day on or after the Commencement Date and not later than the Expiration Date by delivering the Warrant with a duly executed exercise form attached hereto with the cashless exercise section completed to the Company, exercising the Cashless Exercise Right and specifying the total number of Shares the Holder will purchase pursuant to such Cashless Exercise Right.

2.4           No Obligation to Net Cash Settle. Notwithstanding anything to the contrary contained in this Warrant, in no event will the Company be required to net cash settle the exercise of this Warrant. The Holder of this Warrant will not be entitled to exercise this Warrant unless (i) it exercises such Warrant pursuant to the Cashless Exercise Right, (ii) a registration statement is effective, or (iii) an exemption from the registration requirements is available at such time and, if the Holder is not able to exercise this Warrant, this Warrant will expire worthless.

3.             Transfer.

3.1           General Restrictions. The registered Holder of this Warrant agrees that it will not sell, transfer, assign, pledge or hypothecate this Warrant, or any portion thereof, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of such securities for a period beginning from the effectiveness of the Registration Statement until 180 days after the effective date of the Offering to anyone other than (i) NETWORK 1 or an Underwriter or a selected dealer participating in the Offering, or (ii) a bona fide officer or partner of NETWORK 1 or of any such Underwriter or selected dealer. After a period of 180 days following the effective date of the Offering, transfers to others may be made subject to compliance with or exemptions from applicable securities laws. In order to make any permitted assignment, the Holder must deliver to the Company the assignment form attached hereto duly executed and completed, together with the Warrant and payment of all transfer taxes, if any, payable in connection therewith. The Company shall within five business days transfer this Warrant on the books of the Company and shall execute and deliver a new Warrant or Warrants of like tenor to the appropriate assignee(s) expressly evidencing the right to purchase the aggregate number of Shares purchasable hereunder or such portion of such number as shall be contemplated by any such assignment.

3.2           Restrictions Imposed by the Act. The securities evidenced by this Warrant shall not be transferred unless and until (i) the Company has received the opinion of counsel for the Holder that the securities may be transferred pursuant to an exemption from registration under the Act and applicable state securities laws, the availability of which is established to the reasonable satisfaction of the Company (the Company hereby agrees that the opinion of Loeb & Loeb LLP shall be deemed satisfactory evidence of the availability of an exemption), or (ii) a registration statement or a post-effective amendment to the Registration Statement relating to the offer and sale of such securities has been filed by the Company and declared effective by the Securities and Exchange Commission and compliance with applicable state securities law has been established.

4.             New Warrants to be Issued.

4.1           Partial Exercise or Transfer. Subject to the restrictions in Section 3 hereof, this Warrant may be exercised or assigned in whole or in part. In the event of the exercise or assignment hereof in part only, upon surrender of this Warrant for cancellation, together with the duly executed exercise or assignment form and funds sufficient to pay any Exercise Price and/or transfer tax if exercised pursuant to Section 2.1 hereto, the Company shall cause to be delivered to the Holder without charge a new Warrant of like tenor to this Warrant in the name of the Holder evidencing the right of the Holder to purchase the number of Shares purchasable hereunder as to which this Warrant has not been exercised or assigned.

4.2           Lost Certificate. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant and of reasonably satisfactory indemnification or the posting of a bond, the Company shall execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered as a result of such loss, theft, mutilation or destruction shall constitute a substitute contractual obligation on the part of the Company.

5.             Registration Rights. The Company has filed the Registration Statement, including a related prospectus, with the Securities and Exchange Commission, which has been declared effective on Form F-1 (File No. 333-239659). The Registration Statement registers the Shares.

5.1            General Terms.

5.1.1        Indemnification. The Company shall indemnify the holder(s) of the Shares to be sold pursuant to any registration statement hereunder and each person, if any, who controls such holder within the meaning of Section 15 of the Act or Section 20(a) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), against all loss, claim, damage, expense or liability (including all reasonable attorneys’ fees and other expenses reasonably incurred in investigating, preparing or defending against litigation, commenced or threatened, or any claim whatsoever) to which any of them may become subject under the Act, the Exchange Act or otherwise, arising from such registration statement but only to the same extent and with the same effect as the provisions pursuant to which the Company has agreed to indemnify the Underwriter contained in Section 5 of the Underwriting Agreement in the Offering. The holder(s) of the Shares to be sold pursuant to such registration statement, and their successors and assigns, shall severally, and not jointly, indemnify the Company, its officers and directors and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against all loss, claim, damage, expense or liability (including all reasonable attorneys’ fees and other expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which they may become subject under the Act, the Exchange Act or otherwise, arising from information furnished by or on behalf of such holders, or their successors or assigns, in writing, for specific inclusion in such registration statement to the same extent and with the same effect as the provisions contained in Section 5 of the Underwriting Agreement pursuant to which the Underwriter has agreed to indemnify the Company.

5.1.2        Exercise of Warrants. Nothing contained in this Warrant shall be construed as requiring the Holder(s) to exercise their Warrants prior to or after the initial filing of any registration statement or the effectiveness thereof.

5.1.3        Rule 144 Sale. Notwithstanding anything contained in this Section 5 to the contrary, the Company shall have no obligation to maintain the effectiveness of the Registration Statement covering the Shares held by any Holder, where such Holder would then be entitled to sell under Rule 144 within any three-month period (or such other period prescribed under Rule 144 as may be provided by amendment thereof) all of the Shares then held by such Holder.

5.1.4        Supplemental Prospectus. Each Holder agrees, that upon receipt of any notice from the Company of the happening of any event as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, or that would otherwise require disclosure of material nonpublic information that, if disclosed at such time, would be materially harmful to the Company, such Holder will immediately discontinue disposition of Shares pursuant to the Registration Statement covering such Shares until such Holder’s receipt of the copies of a supplemental or amended prospectus, or the public disclosure and dissemination of such information, as the case may be, and, if so desired by the Company, such Holder shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of such destruction) all copies, other than permanent file copies then in such Holder’s possession, of the prospectus covering such Shares current at the time of receipt of such notice.

6.             Adjustments.

6.1           Adjustments to Exercise Price and Number of Securities. The Exercise Price and the number of Shares underlying this Warrant shall be subject to adjustment from time to time as hereinafter set forth:

6.1.1        Stock Dividends; Split Ups. If after the date hereof, and subject to the provisions of Section 6.3 below, the number of outstanding Company Ordinary Shares is increased by a stock dividend payable in Company Ordinary Shares or by a split up of the Company Ordinary Shares or other similar event, then, on the effective day thereof, the number of Shares purchasable hereunder shall be increased in proportion to such increase in outstanding Company Ordinary Shares. For example, if the Company declares a two-for-one stock dividend and at the time of such dividend this Warrant is for the purchase of one Share at $6.00 per Share, upon effectiveness of the dividend, this Warrant will be adjusted to allow for the purchase of one Share for $3.00. In such example, the number of Shares purchasable hereunder would be doubled.

6.1.2        Aggregation of Shares. If after the date hereof, and subject to the provisions of Section 6.3, the number of outstanding Company Ordinary Shares is decreased by a consolidation, combination or reclassification of Company Ordinary Shares or other similar event, then, on the effective date thereof, the number of Shares underlying this Warrant purchasable hereunder shall be decreased in proportion to such decrease in outstanding Company Ordinary Shares.

6.1.3        Replacement of Securities upon Reorganization, etc. In case of any reclassification or reorganization of the outstanding Company Ordinary Shares other than a change covered by Section 6.1.1 or 6.1.2 hereof or that solely affects the par value of the Company Ordinary Shares, or in the case of any merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding Company Ordinary Shares, or in the case of any sale or conveyance to another corporation or entity of the property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the Holder of this Warrant shall have the right thereafter (until the expiration of the right of exercise of this Warrant) to receive upon the exercise hereof, for the same aggregate Exercise Price payable hereunder immediately prior to such event, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, by a Holder of the number of ordinary share of the Company obtainable upon exercise of this Warrant immediately prior to such event; and if any reclassification also results in a change in the number of Shares covered by Section 6.1.1 or 6.1.2, then such adjustment shall be made pursuant to Sections 6.1.1, 6.1.2 and this Section 6.1.3. The provisions of this Section 6.1.3 shall similarly apply to successive reclassifications, reorganizations, mergers or consolidations, sales or other transfers.

6.1.4        Changes in Form of Warrant. This form of Warrant needs not be changed because of any change pursuant to this Section, and Warrants issued after such change may state the same Exercise Price and the same number of Shares are stated in the Warrants initially issued pursuant to this agreement. The acceptance by any Holder of the issuance of new Warrant reflecting a required or permissive change shall not be deemed to waive any rights to an adjustment occurring after the Commencement Date or the computation thereof.

6.2           Substitute Warrant. In case of any consolidation of the Company with, or merger of the Company with or into, another corporation (other than a consolidation or merger which does not result in any reclassification or change of the outstanding Company Ordinary Shares), the corporation formed by such consolidation or merger shall execute and deliver to the Holder a supplemental Warrant providing that the Holder of each Warrant then outstanding or to be outstanding shall have the right thereafter (until the stated expiration of such Warrant) to receive, upon exercise of such Warrant, the kind and amount of Shares and other securities and property receivable upon such consolidation or merger, by a holder of the number of Shares of the Company for which such Warrant might have been exercised immediately prior to such consolidation, merger, sale or transfer. Such supplemental Warrant shall provide for adjustments which shall be identical to the adjustments provided in Section 6. The above provision of this Section shall similarly apply to successive consolidations or mergers.

6.3           Elimination of Fractional Interests. The Company shall not be required to issue certificates representing fractions of Shares upon the exercise of the Warrant, nor shall it be required to issue scrip or pay cash in lieu of any fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of warrants, ordinary shares or other securities, properties or rights.

7.             Reservation and Listing. The Company shall at all times reserve and keep available out of its authorized Company Ordinary Shares, solely for the purpose of issuance upon exercise of the Warrants, such number of Shares, or other securities, properties or rights as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of the Warrants and payment of the Exercise Price therefor, in accordance with the terms hereby, all Shares and other securities issuable upon such exercise shall be duly and validly issued, fully paid and non-assessable and not subject to preemptive rights of any shareholder. As long as the Warrants shall be outstanding, the Company shall use its commercially reasonable efforts to cause all Shares issuable upon exercise of the Warrants, to be listed (subject to official notice of issuance) on all securities exchanges on which the Company Ordinary Shares, issued to the public in the Offering may then be listed and/or quoted.

8.             Certain Notice Requirements.

8.1           Holder’s Right to Receive Notice. Nothing herein shall be construed as conferring upon the Holders the right to vote or consent or to receive notice as a shareholder for the election of directors or any other matter, or as having any rights whatsoever as a shareholder of the Company. If, however, at any time prior to the expiration of the Warrants and their exercise, any of the events described in Section 8.2 shall occur, then, in one or more of said events, the Company shall give written notice of such event at least fifteen days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the shareholders entitled to such dividend, distribution, conversion or exchange of securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of the closing of the transfer books, as the case may be. Notwithstanding the foregoing, the Company shall deliver to each Holder a copy of each notice given to the other shareholders of the Company at the same time and in the same manner that such notice is given to the shareholders.

8.2           Events Requiring Notice. The Company shall be required to give the notice described in this Section 8 upon one or more of the following events: (i) if the Company shall take a record of the holders of its Company Ordinary Shares for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company, (ii) the Company shall offer to all the holders of its Company Ordinary Shares any additional Company Ordinary Shares or securities convertible into or exchangeable for Company Ordinary Shares, or any option, right or warrant to subscribe therefor, or (iii) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business shall be proposed.

8.3           Notice of Change in Exercise Price. The Company shall, promptly after an event requiring a change in the Exercise Price pursuant to Section 6 hereof, send notice to the Holders of such event and change (“Price Notice”). The Price Notice shall describe the event causing the change and the method of calculating same and shall be certified as being true and accurate by the Company’s Chief Financial Officer.

8.4           Transmittal of Notices. All notices, requests, demands and other communications which are required or may be given under this Warrant shall be in writing and shall be deemed to have been duly given: (a) when received, if personally delivered; (b) when transmitted, if transmitted by telecopy, electronic or digital transmission method with confirmation of transmission by the transmitting equipment; (c) the day after it is sent, if sent for next day delivery to a domestic address by a recognized overnight delivery service (e.g., Federal Express); and (d) upon receipt, if sent by certified or registered mail, return receipt requested. In each case, notice shall be sent to the parties at the following address (or to such other address as a party may have specified by notice given to the other party pursuant to this provision):

CN Energy Group. Inc.

Dikai Yinzuo, Room 1804-1, No. 29 Jiefang East Road

Jianggan District, Hangzhou City, Zhejiang Province

PRC

Attention: Ye Ren, Chief Financial Officer

Email: ry@f0086.com

with copies to (which shall not constitute notice):

Hunter Taubman Fischer & Li LLC

800 Third Avenue, Suite 2800

New York, New York 10022

Attention: Ying Li, Esq.

Email: yli@htflawyers.com

9.             Miscellaneous.

9.1           Amendments. The Company and NETWORK 1 may from time to time supplement or amend this Warrant without the approval of any of the Holders in order to cure any ambiguity, to correct or supplement any provision contained herein that may be defective or inconsistent with any other provisions herein, or to make any other provisions in regard to matters or questions arising hereunder that the Company and NETWORK 1 may deem necessary or desirable and that the Company and NETWORK 1 deem shall not adversely affect the interest of the Holders. All other modifications or amendments shall require the written consent of and be signed by the party against whom enforcement of the modification or amendment is sought.

9.2           Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Warrant.

10.           Entire Agreement. This Warrant (together with the other agreements and documents being delivered pursuant to or in connection with this Warrant) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

10.1         Binding Effect. This Warrant shall inure solely to the benefit of and shall be binding upon, the Holder and the Company and their permitted assignees, respective successors, legal representative and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Warrant or any provisions herein contained.

10.2         Governing Law; Submission to Jurisdiction. This Warrant shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflict of laws. The Company hereby agrees that any action, proceeding or claim against it arising out of, or relating in any way to this Warrant shall be brought and enforced in the courts of the State of New York or of the United States of America for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 8 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim. The Company and the Holder agree that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys’ fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor.

10.3         Waiver, Etc. The failure of the Company or the Holder to at any time enforce any of the provisions of this Warrant shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the validity of this Warrant or any provision hereof or the right of the Company or any Holder to thereafter enforce each and every provision of this Warrant. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Warrant shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

10.4         Execution in Counterparts. This Warrant may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto.

[Remainder of page deliberately left blank]

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer as of the ___ day of ____, 2020.

CN ENERGY GROUP. INC.

By:
Name: Kangbin Zheng
Title: Chief Executive Officer

[signature page of CN Energy Group. Inc. form of warrant]

NOTICE OF EXERCISE

To:         CN ENERGY GROUP. INC.

(1) The undersigned hereby elects to purchase ________ Warrant Shares of the Company pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2) Payment shall take the form of (check applicable box):

[ ] in lawful money of the United States; or

[ ] [if permitted the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 2.3.1, to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 2.32.

(3) Please issue said Warrant Shares in the name of the undersigned or in such other name as is specified below:

_______________________________

The Warrant Shares shall be delivered to the following DWAC Account Number:

_______________________________

_______________________________

_______________________________

(4) Accredited Investor. The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

[SIGNATURE OF HOLDER]

Name of Investing Entity:

Signature of Authorized Signatory of Investing Entity:

Name of Authorized Signatory:

Title of Authorized Signatory:

Date: